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                                                                     Exhibit 5.1

                           FULBRIGHT & JAWORSKI L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103



March 15, 2001

LaBranche & Co Inc.
One Exchange Plaza
New York, New York 10006-3008

Ladies and Gentlemen:

                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of LaBranche & Co Inc., a Delaware corporation (the "Company"), relating to options to purchase 2,775,662 shares of the Company's Common Stock, $0.01 par value ("Common Stock"). These options (the "Options") were assumed by the Company in connection with the merger of ROBB PECK McCOOEY Financial Services, Inc. ("RPM") with and into the Company pursuant to the Agreement and Plan of Merger by and between RPM and the Company dated as of January 18, 2001, as amended as of February 15, 2001 (the "Merger Agreement").

                  As counsel to the Company, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that in our opinion all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Common Stock upon the exercise of the Options, and the shares of Common Stock being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Options, will be duly authorized, validly issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                               Very truly yours,

                                               /s/ FULBRIGHT & JAWORSKI L.L.P.